Exhibit 99.2

RISK FACTORS

On September 2, 2025, Mechanics Bancorp (formerly known as HomeStreet, Inc.), a Washington corporation (“Mechanics” or the “Company,”), consummated the previously announced merger (the “Merger”) pursuant to the terms of the Agreement and Plan of Merger, dated as of March 28, 2025 (the “Merger Agreement”), by and among the Company, HomeStreet Bank, a Washington state-charted commercial bank and a wholly owned subsidiary of the Company (“HomeStreet Bank”), and Mechanics Bank, a California banking corporation (“Mechanics Bank”). In connection with the completion of the Merger, we changed our name from “HomeStreet, Inc.” to “Mechanics Bancorp” and our business became primarily the business conducted by legacy Mechanics Bank.

Unless the context otherwise requires, references to “we,” “our,” and “us” refer, collectively, to Mechanics and its consolidated subsidiary, Mechanics Bank, following completion of the Merger.  In some instances, we refer to Mechanics Bank prior to the effective time of the Merger as “legacy Mechanics Bank” and HomeStreet Bank prior to the effective time of the Merger as “legacy Homestreet Bank”.

You should carefully consider the risks described below. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations and future growth prospects or cause our actual results to differ materially from those contained in forward-looking statements we have made or may make from time to time. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. We cannot assure you that any of the events discussed below will not occur.

Summary of Risk Factors

•	We expect to continue to incur substantial costs related to integration as a result of the Merger, and these costs may be greater than anticipated due to unexpected events;

•	Operating Mechanics and its subsidiaries following the Merger may be more difficult, costly or time-consuming than expected, and we may fail to realize the anticipated benefits of the Merger;

•	Our future results following the completion of the Merger may suffer if we do not effectively manage our expanded operations;

•	We may be unable to retain key personnel;

•	Events impacting the financial services industry may adversely affect our business and the market price of Mechanics common stock;

•	Adverse developments affecting the financial services industry, such as bank failures or concerns involving liquidity, may have a material effect on our operations;

•	The soundness of other financial institutions could adversely affect our business;

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Liquidity, primarily through deposits, is essential to our business, and a lack of liquidity, or an increase in the cost of liquidity could materially impair our ability to fund our operations and jeopardize our consolidated financial condition, consolidated results of operations and cash flows;

•	Our business and results of operations may be adversely affected by unpredictable economic, market and business conditions;

•	Our business is subject to interest rate risk, and fluctuations in interest rates may adversely affect our earnings, capital levels and overall results;

•	Inflationary pressures and rising prices may affect our results of operations and financial condition;

•	An adverse change in real estate market values may result in losses and otherwise adversely affect our profitability;

•	Climate change could adversely affect our business and performance, including indirectly through impacts on our customers;

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Our allowances for credit losses for loans and debt securities may prove inadequate or we may be negatively affected by credit risk exposures. Future additions to our allowance for credit losses will reduce our future earnings;

•	We may suffer losses in our loan portfolio despite strict adherence to our underwriting practices;

•	Our mortgage origination business is subject to fluctuations based upon seasonal and other factors;

•	Our geographic concentration may magnify the adverse effects and consequences of any regional or local economic downturn;

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We rely upon independent appraisals to determine the value of the real estate that secures a substantial portion of our loans, and the values indicated by such appraisals may not be realizable if we are forced to foreclose upon such loans;

•	Some of the small- to medium-sized businesses that we lend to may have fewer resources to weather adverse business developments, which may impair our borrowers’ ability to repay loans;

•	Our risk management processes may not fully identify and mitigate exposure to the various risks that we face, including interest rate, credit, liquidity and market risk;

•	Our hedging strategies may not be successful in mitigating our exposure to interest rate risk;

•	Negative publicity regarding us, or financial institutions in general, could damage our reputation and adversely impact our business and results of operations;

•	We may be subject to environmental liability risk associated with lending activities;

•	We may fail to adapt our services to changes in the marketplace related to mortgage servicing or origination, technology or in changes in the requirements of governmental authorities and customers;

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If we fail to develop, implement and maintain an effective system of internal control over financial reporting, then the accuracy and timing of our financial reporting in future periods may be adversely affected;

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We may identify material weaknesses in our internal control over financial reporting in the future or fail to maintain an effective system of internal control over financial reporting, which may result in material misstatements of our financial statements;

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If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of the Company;

•	We may ultimately write off goodwill and other intangible assets resulting from business combinations;

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We are dependent on our management team, and the loss of our senior executive officers or other key employees could impair our relationship with customers and adversely affect our business and financial results;

•	We are subject to losses due to fraudulent and negligent acts;

•	We are subject to legal claims and litigation, including potential securities law liabilities, any of which could have a material adverse effect on our business;

•	We may be subject to employee class action lawsuits or other legal proceedings, which could result in significant expenses and harm our reputation;

•	We may need to raise additional capital, but additional capital may not be available;

•	We face strong competition from other financial institutions and financial service companies, which may adversely affect our operations and financial condition;

•	Regulatory restrictions may delay, impede or prohibit our ability to consider certain acquisitions and opportunities;

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We are subject to extensive supervision and regulation that could restrict our activities and impose financial requirements or limitations on the conduct of our business and limit our ability to generate income;

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Our failure to comply with stringent capital requirements could result in regulatory criticism, requirements and restrictions, and we may be subject to more stringent capital requirements in the future;

•	Federal and state regulators periodically examine our business, and we may be required to remediate adverse examination findings;

•	We face risk of noncompliance and enforcement action with the Bank Secrecy Act and other anti-money laundering statutes and regulations;

•	Our employees’ hybrid-remote work schedules may create failure or circumvention of our controls and procedures, including safeguarding our confidential information;

•	Mechanics primarily relies on dividends from Mechanics Bank, which may be limited by applicable laws and regulations;

•	Market conditions or Company-specific issues may restrict our ability to raise debt or capital to pay off our debts upon maturity;

•	Our level of indebtedness following the completion of the Merger could adversely affect our ability to raise additional capital or to meet our obligations;

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Our operational systems and networks have been, and will continue to be, subject to an increasing risk of continually evolving cybersecurity or other technological risks, which could result in a loss of customer business, financial liability, regulatory penalties, damage to our reputation or the disclosure of confidential information;

•	The financial services industry is characterized by rapid technological change, and if we fail to keep pace, our business may suffer;

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We are heavily reliant on technology, and a failure to effectively implement new technological solutions or enhancements to existing systems or platforms could adversely affect our business operations and the financial results of our operations;

•	We depend on our computer and communications systems and an interruption in service would negatively affect our business;

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Ford Financial Fund II, L.P. and Ford Financial Fund III, L.P. (the “Ford Financial Funds”) and their controlled affiliates control approximately 77.7% of the voting power of Mechanics, and Ford Financial Funds and their affiliates have the ability to elect Mechanics’ directors and have control over most other matters submitted to Mechanics shareholders for approval;

•	Mechanics is a “controlled company” within the meaning of the rules of NASDAQ and, as a result, qualifies for, and relies on, exemptions from certain corporate governance standards;

•	Future sales of shares by existing shareholders of Mechanics could cause Mechanics’ stock price to decline;

•	We rely on certain entities affiliated with the Ford Financial Funds for services, and certain of Mechanics’ directors and officers are employed by entities affiliated with the Ford Financial Funds;

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Mechanics is a “smaller reporting company,” and Mechanics is expected to retain the smaller reporting company status until the fiscal year after the closing of the Merger. Smaller reporting companies have reduced disclosure requirements that may make their common stock less attractive to investors; and

•	Certain of our shareholders have registration rights, the exercise of which could adversely affect the trading price of Mechanics common stock.

Risks Related to Post-Merger Integration

We expect to continue to incur substantial costs related to integration as a result of the Merger, and these costs may be greater than anticipated due to unexpected events.

We have incurred and expect to incur a number of significant non-recurring costs associated with the Merger. These costs include legal, financial advisory, accounting, consulting and other advisory fees, severance/employee benefit-related costs, public company filing fees and other regulatory fees, financial printing and other printing costs and other related costs.

In addition, we will incur integration costs following the completion of the Merger as we integrate the businesses of legacy Mechanics Bank and legacy HomeStreet Bank, including facilities and systems consolidation costs and employment-related costs. We may also incur additional costs to maintain employee morale and to retain key employees. There are a large number of processes, policies, procedures, operations, technologies and systems that are being integrated, including purchasing, accounting and finance, payroll, compliance, treasury management, branch operations, vendor management, risk management, lines of business, pricing and benefits. While a certain level of costs will be incurred, there are many factors beyond our control that could affect the total amount or the timing of the integration costs. Moreover, many of the costs that will be incurred are, by their nature, difficult to estimate accurately. These integration costs may result in us taking charges against earnings, and the amount and timing of such charges are uncertain at present. There can be no assurances that the expected benefits and efficiencies related to the integration of the businesses will be realized to offset these transaction and integration costs over time.

Operating Mechanics and its subsidiaries following the Merger may be more difficult, costly or time-consuming than expected, and we may fail to realize the anticipated benefits of the Merger.

Our success will depend, in part, on the ability to realize the anticipated cost savings, synergies and operational enhancements from combining the businesses of HomeStreet Bank and legacy Mechanics Bank. To realize the anticipated benefits and cost savings from the Merger, we must successfully integrate and combine our businesses in a manner that permits those cost savings to be realized without adversely affecting current revenues and future growth. If we are not able to successfully achieve these objectives, the anticipated benefits of the Merger may not be realized fully or at all or may take longer to realize than expected. In addition, the actual cost savings of the Merger could be less than anticipated, and integration may result in additional and unforeseen expenses.

An inability to realize the full extent of the anticipated benefits of the Merger, as well as any delays encountered in the integration process, could have an adverse effect upon the revenues, levels of expenses and operating results of the Company following the completion of the merger, which may adversely affect the value of Mechanics common stock.

It is possible that the integration process could result in the loss of key employees, the disruption of our ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the Merger. Integration efforts may also divert management attention and resources. These integration matters could have an adverse effect on the Company during this transition period and for an undetermined period after completion of the Merger.

Our future results following the completion of the Merger may suffer if we do not effectively manage our expanded operations.

As a result of the Merger, the size of our business has increased. Our future success will depend, in part, upon our ability to manage this expanded business, which may pose challenges for management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. We may also face increased scrutiny from governmental entities as a result of the increased size of our business. There can be no assurances that we will be successful or that it will realize the expected operating efficiencies, revenue enhancement or other benefits currently anticipated from the merger.

We may be unable to retain key personnel.

Our success will depend in part on our ability to retain the talent and dedication of key employees. It is possible that these employees may decide not to remain with us after completion of the Merger. If we are unable to retain key employees who are critical to the successful integration and future operations of the companies, we could face disruptions in our operations, loss of existing customers, loss of key information, expertise or know-how and unanticipated additional recruitment costs. In addition, if key employees terminate their employment, our business activities may be adversely affected, and management’s attention may be diverted from successfully hiring suitable replacements, all of which may cause our business to suffer. We may also not be able to locate or retain suitable replacements for any key employees who leave us.

Risks Related to the Industry and Macroeconomic Conditions

Events impacting the financial services industry may adversely affect our business and the market price of Mechanics common stock.

Negative developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time at Silicon Valley Bank, Signature Bank, First Republic Bank and Republic First Bank that resulted in the failure of those institutions, may continue to result in decreased confidence in banks among depositors, other counterparties and investors, as well as significant disruption, volatility and reduced valuations of equity and other securities of banks in the capital markets. These previous events occurred against the backdrop of a rising interest rate environment which, among other things, has resulted in unrealized losses in longer duration securities and loans held by banks and more competition for bank deposits. These events and developments could materially and adversely impact our business or financial condition, including through potential liquidity pressures, reduced net interest margins and potential increased credit losses. These events and developments have had, and could continue to have, an adverse impact on the market price and result in increased volatility of the price of Mechanics common stock. These events, or the occurrence of similar events in the future, could result in changes to laws or regulations governing banks and bank holding companies or result in the imposition of restrictions through supervisory or enforcement activities, including higher capital requirements, which could have a material impact on our business.

Adverse developments affecting the financial services industry, such as bank failures or concerns involving liquidity, may have a material effect on our operations.

Events in early 2023 relating to the failures of certain banking entities have caused general uncertainty and concern regarding the liquidity adequacy of the banking sector as a whole. Although we were not directly affected by these bank failures, the news caused depositors to withdraw or attempt to withdraw their funds from these and other financial institutions and caused the stock prices of many financial institutions to become volatile. In the future, events such as these bank failures or negative news or the public perception thereof, could have an adverse effect on our financial condition and results of operations, either directly or through an adverse impact on certain of our customers.

The soundness of other financial institutions could adversely affect our business.

Our ability to engage in routine funding transactions could be adversely affected by the actions and commercial soundness of other financial institutions. Financial services institutions are interrelated as a result of trading, clearing, counterparty and other relationships. We have exposure to many different counterparties and we routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, credit unions, investment banks, mutual and hedge funds and other institutional clients. As a result, defaults by, or even negative speculation about, one or more financial services institutions, or the financial services industry in general, have led to market-wide liquidity problems in the past and could lead to losses or defaults by us or by other institutions. For example, bank failures during the first half of 2023 put additional financial pressure and uncertainty on other financial institutions and led to increased regulatory scrutiny in the industry. Similar bank failures, or the perception thereof, could adversely affect our operations. Many of these transactions expose us to credit risk in the event of default of our counterparty or client. In addition, our credit risk may be exacerbated when we hold collateral that cannot be realized or is liquidated at prices not sufficient to recover the full amount of the receivable due to us. Any such losses could be material and could materially and adversely affect our business, financial condition, results of operations or cash flows.

Liquidity, primarily through deposits, is essential to our business, and a lack of liquidity, or an increase in the cost of liquidity could materially impair our ability to fund our operations and jeopardize our consolidated financial condition, consolidated results of operations and cash flows.

Liquidity represents an institution’s ability to provide funds to satisfy demands from depositors, borrowers and other creditors by either converting assets into cash or accessing new or existing sources of incremental funds. Liquidity risk arises from the possibility that we may be unable to satisfy current or future funding requirements and needs.

Liquidity is essential for the operation of our business. Market conditions, unforeseen outflows of funds or other events could have a negative effect on our level or cost of funding, affecting our ongoing ability to accommodate liability maturities and deposit withdrawals, meet contractual obligations, and fund new business transactions at a reasonable cost and in a timely manner. If our access to stable and low-cost sources of funding, such as client deposits, is reduced, then we may need to use alternative funding, which could be more expensive or of limited availability. Any substantial, unexpected or prolonged changes in the level or cost of liquidity could affect our business adversely.

Deposit levels may be affected by several factors, including rates paid by competitors, general interest rate levels, returns available to customers on alternative investments, customers seeking to maximize deposit insurance by limiting their deposits at a single financial institution to $250,000, general economic and market conditions and other factors. Loan repayments are a relatively stable source of funds but are subject to the borrowers’ ability to repay loans, which can be adversely affected by a number of factors, including changes in general economic conditions, adverse trends or events affecting business industry groups or specific businesses, declines in real estate values or markets, business closings or lay-offs, inclement weather, natural disasters and other factors.

Furthermore, loans generally are not readily convertible to cash. From time to time, if our ability to raise funds through deposits, borrowings, the sale of investment securities and other sources are not sufficient to meet our liquidity needs, then we may be required to rely on alternative funding sources of liquidity to meet growth in loans, deposit withdrawal demands or otherwise fund operations. Such alternative funding sources include Federal Home Loan Bank advances, Federal Reserve borrowings, brokered deposits, unsecured federal funds lines of credit from correspondent banks and/or accessing the equity or debt capital markets. The availability of these alternative funding sources is subject to broad economic conditions, to regulation and to investor assessment of our financial strength and, as such, the cost of funds may fluctuate significantly and/or the availability of such funds may be restricted, thus impacting our net interest income, our immediate liquidity and/or our access to additional liquidity. Additionally, if we fail to remain “well-capitalized,” our ability to utilize brokered deposits may be restricted.

An inability to maintain or raise funds (including the inability to access alternative funding sources) in amounts necessary to meet our liquidity needs would have a substantial negative effect on our liquidity. Our access to funding sources in amounts adequate to finance our activities, or on terms attractive to us, could be impaired by factors that affect us specifically or the financial services industry in general. For example, factors that could detrimentally impact our access to liquidity sources include our consolidated financial results, a decrease in the level of our business activity due to a market downturn or adverse regulatory action against us, a reduction in our credit rating, any damage to our reputation, counterparty availability, changes in the activities of our business partners, changes affecting our loan portfolio or other assets, or any other event that could cause a decrease in depositor or investor confidence in our creditworthiness and business. Those factors may lead to depositors withdrawing deposits or creditors limiting our borrowings. Our access to liquidity could also be impaired by factors that are not specific to us, such as general business conditions, interest rate fluctuations, severe volatility or disruption of the financial markets, bank closures or negative views and expectations about the prospects for the financial services industry as a whole, or legal, regulatory, accounting, and tax environments governing our funding transactions. In addition, our ability to raise funds is strongly affected by the general state of the U.S. and world economies and financial markets as well as the policies and capabilities of the U.S. government and its agencies, and may remain or become increasingly difficult due to economic and other factors beyond our control, including the impact of tariffs. Any such event or failure to manage our liquidity effectively could affect our competitive position, increase our borrowing costs and the interest rates we pay on deposits, limit our access to the capital markets and have a material adverse effect on our consolidated financial condition and consolidated results of operations.

Our business and results of operations may be adversely affected by unpredictable economic, market and business conditions.

Our business and results of operations are affected by general economic, market and business conditions. The credit quality of our loan portfolio necessarily reflects, among other things, the general economic conditions in the areas in which we conduct our business. Our continued financial success depends to a degree on factors beyond our control, including:

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national and local economic conditions, such as the level and volatility of short-term and long-term interest rates, inflation, home prices, unemployment and under-employment levels, energy prices, bankruptcies, household income and consumer spending;

•	the availability and cost of capital and credit;
•	incidence of customer fraud; and
•	federal, state and local laws affecting these matters.

The deterioration of any of these conditions, as we have experienced with past economic downturns, could adversely affect our consumer and commercial businesses and securities portfolios, our level of loan charge-offs and provision for credit losses, the carrying value of our deferred tax assets, our capital levels and liquidity, and our results of operations. Several factors could pose risks to the financial services industry, including tightening monetary policies by central banks, rising energy prices, trade wars, restrictions and tariffs; slowing growth in emerging economies; geopolitical matters, including international political unrest, disturbances and conflicts; acts of war and terrorism; pandemics; changes in interest rates; regulatory uncertainty; continued infrastructure deterioration; low oil prices; disruptions in global or national supply chains; and natural disasters. Each of these factors may adversely affect our fees and costs.

Over the last several years, there have been several instances where there has been uncertainty regarding the ability of Congress and the President collectively to reach agreement on federal budgetary and spending matters. A period of failure to reach agreement on these matters, particularly if accompanied by an actual or threatened government shutdown, may have an adverse impact on the U.S. economy. Additionally, a prolonged government shutdown may inhibit our ability to evaluate borrower creditworthiness and originate and sell certain government-backed loans.

Our business is subject to interest rate risk, and fluctuations in interest rates may adversely affect our earnings, capital levels and overall results.

We are subject to significant risk from changes in interest rates. Between August 2019 and March 2020, the Federal Open Market Committee of the Federal Reserve Board decreased its target range for the federal funds rate by 200 basis points, while between March 2022 and December 2023, it raised the target range for the federal funds rate by 525 basis points. Between September 2024 and December 2024, the Federal Reserve Board decreased its target range for the federal funds rate by 100 basis points. Changes in interest rates have in the past and may continue to impact our net interest income in the future as well as the valuation of our assets and liabilities. Our earnings are significantly dependent on our net interest income, which is the difference between interest income on interest-earning assets, such as loans and securities, and interest expense on interest-bearing liabilities, such as deposits and borrowings. We expect to periodically experience “gaps” in the interest rate sensitivities of our bank assets and liabilities, meaning that either our interest-bearing liabilities will be more sensitive to changes in market interest rates than our interest-earning assets, or vice versa. In either event, if market interest rates should move contrary to our position, this “gap” may work against us, and our results of operations and financial condition may be adversely affected. Given the potential for an adverse impact on our net interest income associated with interest rate cycle transitions, we periodically evaluate our current “gap” position and determine whether a repositioning of our balance sheet is appropriate. Asymmetrical changes in interest rates, such as if short-term rates increase or decrease at a faster rate than long-term rates, can affect the slope of the yield curve. A continued inversion of the yield curve, as measured by the difference between 10-year U.S. Treasury bond yields and 3-month yields, could adversely impact the net interest income of our business as the spread between interest-earning assets and interest-bearing liabilities becomes further compressed.

A subset of our loans are advanced to customers on a variable or adjustable-rate basis and a subset of our loans are advanced to customers on a fixed-rate basis. As a result, an increase in interest rates could result in increased loan defaults, foreclosures and charge-offs and could necessitate further increases to the allowance for credit losses, any of which could have a material adverse effect on our business, financial condition or results of operations. The inability of certain of our loans to adjust downward can contribute to increased income in periods of declining interest rates, although this result is subject to the risks that borrowers may refinance these loans during periods of declining interest rates. Also, when adjustable rate loans have interest rate floors, there is a further risk that our interest income may not increase as rapidly as our cost of funds during periods of increasing interest rates, which could have a material adverse effect on our results of operations.

If we need to offer higher interest rates on deposit accounts to maintain current clients or attract new clients, then our interest expense will increase, perhaps materially. Furthermore, if we fail to offer interest in a sufficient amount to keep these demand deposits, our core deposits may be reduced, which would require us to obtain funding in other ways or risk slowing our future asset growth.

An increase in the absolute level of interest rates may also, among other things, adversely affect the demand for loans and our ability to originate loans. In particular, if mortgage interest rates increase, the demand for residential mortgage loans and the refinancing of residential mortgage loans will likely decrease, which will have an adverse effect on our income generated from mortgage origination activities. Conversely, a decrease in the absolute level of interest rates, among other things, may lead to prepayments in our loan and mortgage-backed securities portfolios, as well as increased competition for deposits. Accordingly, changes in the general level of market interest rates may adversely affect our net yield on interest-earning assets, loan origination volume and Mechanics’ overall results.

In addition, we hold securities that may be sold in response to changes in market interest rates, changes in securities’ prepayment risk, increases in loan demand, general liquidity needs and other similar factors. Such securities are classified as available for sale and are carried at estimated fair value, which may fluctuate with changes in market interest rates. The effects of an increase in market interest rates have in the past resulted in, and may in the future result in, a decrease in the value of our available for sale investment portfolio.

Market interest rates are affected by many factors outside of our control, including inflation, recession, unemployment, money supply, political factors, international disorder and instability in domestic and foreign financial markets. We may not be able to accurately predict the likelihood, nature and magnitude of such changes or how and to what extent such changes may affect our business. We also may not be able to adequately prepare for, or compensate for, the consequences of such changes. Any failure to predict and prepare for changes in interest rates, or adjust for the consequences of these changes, may adversely affect our earnings and capital levels and overall results of operations and financial condition.

Inflationary pressures and rising prices may affect our results of operations and financial condition.

Inflation rose sharply at the end of 2021 and continued rising into 2024 at elevated levels. While the rise in inflation has slowed during the latter half of 2024, inflationary pressures have remained elevated throughout 2025. Small- to medium-sized businesses may be impacted more during periods of high inflation as they are not able to leverage economics of scale to mitigate cost pressures compared to larger businesses. Consequently, the ability of our business customers to repay their loans may deteriorate, and, in some cases, this deterioration may occur quickly, which would adversely impact our results of operations and financial condition. Similarly, rising interest rates will negatively impact our mortgage business by making home mortgages more expensive for home buyers and by making mortgage refinancing transactions less likely, which would adversely impact our results of operations and financial condition. Furthermore, a prolonged period of inflation could cause wages and other costs to us to increase, which could adversely affect our results of operations and financial condition.

An adverse change in real estate market values may result in losses and otherwise adversely affect our profitability.

Many loans in our portfolio contain commercial or residential real estate as the primary component of collateral. The real estate collateral in such cases provides a source of repayment in the event of default by the borrower and may deteriorate in value during the time the credit is extended. A decline in commercial or residential real estate values generally, and in California, Washington or Oregon specifically, could impair the value of the collateral underlying a significant portion of our loan portfolio and ability to sell the collateral upon any foreclosure. In the event of a default with respect to any of these loans, the amounts we receive upon sale of the collateral may be insufficient to recover the outstanding principal and interest on the loan. As a result, our results of operations and financial condition may be materially adversely affected by a decrease in real estate market values.

Climate change could adversely affect our business and performance, including indirectly through impacts on our customers.

Concerns over the long-term impacts of climate change have led, and may continue to lead, to governmental efforts in the United States to mitigate those impacts. Consumers and businesses also may change their behavior as a result of these concerns. Our customers will need to respond to new laws and regulations, as well as consumer and business preferences resulting from climate change concerns. Our customers may face cost increases, asset value reductions and operating process changes. The impact on our customers will likely vary depending on their specific attributes, including reliance on or role in carbon intensive activities. Our efforts to take these risks into account in making lending and other decisions may not be effective in protecting us from the negative impact of new laws and regulations or changes in consumer or business behavior.

Risks Relating to Mechanics’ Business and Operations

Our allowances for credit losses for loans and debt securities may prove inadequate or we may be negatively affected by credit risk exposures. Future additions to our allowance for credit losses will reduce our future earnings.

As a lender, we are exposed to the risk that we could sustain losses because our borrowers may not repay their loans in accordance with the terms of their loans. We maintain allowances for credit losses for loans and debt securities to provide for defaults and nonperformance, which represent an estimate of expected losses over the remaining contractual lives of the loan and debt security portfolios. This estimate is the result of our continuing evaluation of specific credit risks and loss experience, current loan and debt security portfolio quality, present economic, political and regulatory conditions, industry concentrations, reasonable and supportable forecasts for future conditions and other factors that may indicate losses. The determination of the appropriate levels of the allowances for loan and debt security credit losses inherently involves a high degree of subjectivity and judgment and requires us to make estimates of current credit risks and future trends, all of which may undergo material changes. Generally, our nonperforming loans and other real estate owned reflect operating difficulties of individual borrowers and weaknesses in the economies of the markets we serve.

While our management endeavors to estimate the allowance to cover anticipated losses over the lives of our loan and debt security portfolios, no underwriting and credit monitoring policies and procedures that we could adopt to address credit risk could provide complete assurance that we will not incur unexpected losses. These losses could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, regulators periodically evaluate the adequacy of our allowance for credit losses and may require us to increase our provision for credit losses or recognize further loan charge-offs based on judgments different from those of our management. Any such increase in our provision for (reversal of) credit losses or additional loan charge-offs could have a material adverse effect on our results of operations and financial condition.

We may suffer losses in our loan portfolio despite strict adherence to our underwriting practices.

We mitigate the risks inherent in our loan portfolio by adhering to sound and proven underwriting practices, managed by experienced and knowledgeable credit professionals. These practices may include, among other considerations: analysis of a borrower’s prior credit history, financial statements, tax returns, cash flow projections, valuations of collateral based on reports of independent appraisers and verifications of liquid assets. Although we believe that our underwriting criteria is appropriate for the various kinds of loans it makes, we may incur losses on loans that meet our underwriting criteria, and these losses may exceed the amounts set aside as reserves in our allowance for credit losses.

Bank regulatory agencies, as an integral part of their examination process, review our loans and allowance for credit losses. While we believe that our allowance for credit losses is adequate to cover potential losses, we cannot guarantee that future increases to the allowance for credit losses may not be required by regulators or other third-party loan review or financial audits. Any of these occurrences could materially and adversely affect our business, financial condition and results of operations.

Our mortgage origination business is subject to fluctuations based upon seasonal and other factors.

Our mortgage origination business is subject to several variables that can impact loan origination volume, including seasonal and interest rate fluctuations. An increase in the general level of interest rates may, among other things, adversely affect the demand for mortgage loans and our ability to originate mortgage loans. In particular, if mortgage interest rates increase, the demand for residential mortgage loans and the refinancing of residential mortgage loans will likely decrease, which will have an adverse effect on our mortgage origination activities. Conversely, a decrease in the general level of interest rates, among other things, may lead to increased competition for mortgage loan origination business.

Our geographic concentration may magnify the adverse effects and consequences of any regional or local economic downturn.

We predominately serve businesses, organizations and individuals located in California, Washington and Oregon. As a result, we are exposed to risks associated with limited geographic diversification. An economic downturn or decrease in property values in California, Washington or Oregon, in particular, and adverse changes in laws or regulations in California, Washington or Oregon could impact the credit quality of our assets, the businesses of our customers, the ability to expand our business, the ability of our customers to repay loans, the value of the collateral securing loans, our ability to sell the collateral upon any foreclosure and the stability of our deposit funding sources. Our success significantly depends upon the growth in population, income levels, commerce, deposits and housing in our market area. If the communities in which we operate do not grow or if prevailing economic conditions locally or nationally are unfavorable, then our business may be negatively affected.

Any regional or local economic downturn that affects California, Washington or Oregon, in particular, whether caused by recession, inflation, unemployment, natural disasters, supply chain disruptions or other factors, may affect our profitability more significantly and more adversely than our competitors that are less geographically concentrated and could have a material adverse effect on our results of operations and financial condition.

The trade policies and potential tariff initiatives being pursued by the U.S. government may present risks to our borrowers and the markets within which we operate, particularly with respect to the threatened imposition of additional tariffs on certain products imported from countries, such as Mexico, Canada and China, which are significant international trading partners for the economy of the Western United States. The imposition of tariffs on imports, the potential for retaliatory tariffs by foreign governments, or other similar restrictions on international trade could increase costs for manufacturers and resellers, reduce demand for U.S. exports and disrupt supply chains. Prolonged trade tensions or the implementation of tariffs could negatively impact the broader economic environment, potentially leading to reduced consumer spending, lower economic growth, and decreased demand for other banking products and services. As a result, our financial performance, including credit quality and loan growth, could be adversely affected by these policy changes.

We rely upon independent appraisals to determine the value of the real estate that secures a substantial portion of our loans, and the values indicated by such appraisals may not be realizable if we are forced to foreclose upon such loans.

A substantial portion of our loan portfolio consists of loans secured by real estate. We generally rely upon appraisers at the time of origination to estimate the value of such real estate. Appraisals are only estimates of value, and the soundness of those estimates may be affected by volatility in the real estate market or other changes in market conditions. In addition, the appraisers may make mistakes of fact or judgment, which adversely affect the reliability of their appraisals. In addition, events occurring after the initial appraisal may cause the value of the real estate to increase or decrease. For example, since 2020 and in light of the prevalence of hybrid work arrangements and associated lower occupancy rates, the value of commercial real estate secured by office properties has generally declined. As a result of these factors, the real estate securing some of our loans may be less valuable than anticipated at the time the loans were made. If a default occurs on a loan secured by real estate that is less valuable than originally estimated, then we may not be able to recover the outstanding balance of the loan and will suffer a loss.

Some of the small- to medium-sized businesses that we lend to may have fewer resources to weather adverse business developments, which may impair our borrowers’ ability to repay loans.

We target our business development and marketing strategy to serve the banking and financial services needs of our communities, including small- to medium-sized businesses and real estate owners. These small- to medium-sized businesses frequently have smaller market share than their competition, may be more vulnerable to economic downturns, often need substantial additional capital to expand or compete and may experience significant volatility in operating results. Any one or more of these factors may impair the borrower’s ability to repay a loan. In addition, the success of a small- to medium-sized business often depends on the management talents and efforts of one or two persons or a small group of persons, and the death, disability or resignation of one or more of these persons could have a material adverse impact on the business and its ability to repay a loan. Economic downturns and other events that negatively impact our market areas could cause us to incur substantial credit losses that could negatively affect our consolidated financial condition and consolidated results of operations.

Our risk management processes may not fully identify and mitigate exposure to the various risks that we face, including interest rate, credit, liquidity and market risk.

We continue to refine our risk management techniques, strategies and assessment methods on an ongoing basis. However, our risk management techniques and strategies (as well as those available to the market generally) may not be fully effective in mitigating our risk exposure in all economic market environments or against all types of risk. For example, we, or the systems that we use, might fail to identify or anticipate particular risks and may not be capable of identifying certain risks. Certain of our strategies for managing risk are based upon observed historical market behavior. We apply statistical and other tools to these observations to quantify our risk exposure. Any failures in our risk management techniques and strategies to accurately identify and quantify our risk exposure could limit our ability to manage risks. In addition, any risk management failures could cause our losses to be significantly greater than historical measures indicate. Further, our quantified modeling does not take all risks into account. As a result, we also take a qualitative approach in reducing our risk, although our qualitative approach to managing those risks could also prove insufficient, exposing it to material unanticipated losses.

Our hedging strategies may not be successful in mitigating our exposure to interest rate risk.

We have used, and may use, derivative financial instruments, such as interest rate swaps, to limit our exposure to interest rate risk. No hedging strategy can completely protect us, and the derivative financial instruments that we elect may not have the effect of reducing our interest rate risk. Poorly designed strategies, improperly executed and documented transactions, inaccurate assumptions or the failure of a counterparty to fulfill its obligations could actually increase our risks and losses. In addition, hedging strategies involve transaction and other costs. Our hedging strategies and the derivatives that we use may not adequately offset the risks of interest rate volatility and could result in or magnify losses, which could have an adverse effect on our financial condition and results of operations.

Negative publicity regarding us, or financial institutions in general, could damage our reputation and adversely impact our business and results of operations.

Our ability to attract and retain customers and conduct our business could be adversely affected to the extent our reputation is damaged. Reputational risk, or the risk to our business, earnings and capital from negative public opinion regarding the Company or Mechanics Bank, or financial institutions in general (such as the bank failures in the first half of 2023), is inherent in our business. Adverse perceptions concerning our reputation or financial institutions in general could lead to difficulties in generating and maintaining accounts as well as in financing them. In particular, such negative perceptions could lead to decreases in the level of deposits that consumer and commercial customers and potential customers choose to maintain with us. Negative public opinion could result from actual or alleged conduct in any number of activities or circumstances, including: lending or foreclosure practices; sales practices; corporate governance and potential conflicts of interest; ethical failures or fraud, including alleged deceptive or unfair lending or pricing practices; regulatory compliance; protection of customer information; cyberattacks, whether actual, threatened, or perceived; negative news about us or the financial institutions industry generally; general company performance; or actions taken by government regulators and community organizations in response to such activities or circumstances. Furthermore, our failure to address, or the perception that we have failed to address, these issues appropriately could impact our ability to keep and attract customers and/or employees and could expose us to litigation and/or regulatory action, which could have an adverse effect on our business and results of operations. If we, or our relationships with certain customers, vendors or suppliers, became the subject of negative publicity, then our ability to attract and retain customers and employees, and our financial condition and results of operations, could be adversely impacted.

We may be subject to environmental liability risk associated with lending activities.

A significant portion of our loan portfolio is secured by real property. In the ordinary course of business, we may foreclose on and take title to properties securing certain loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous or toxic substances are found, we may be liable for remediation costs, as well as for personal injury and property damage. Environmental laws may require us to incur substantial expenses and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material and adverse effect on our business, financial condition and results of operations.

We may fail to adapt our services to changes in the marketplace related to mortgage servicing or origination, technology or in changes in the requirements of governmental authorities and customers.

We both sell and hold for investment residential mortgage loans that we originate. The markets for our mortgage origination and servicing business are subject to frequent introduction of new services by competitors, evolving industry standards and government regulations. Our future success will depend on enhancing our services and technologies and developing new services that address changes in technology, competing services, applicable marketplaces or customer needs. In addition, the demand for mortgage servicing can be impacted by various factors, including national and regional economic trends, such as recessions or stagnating real estate markets as well as the difference between interest rates on existing mortgage loans relative to prevailing mortgage rates. We may not be able to maintain or grow the size of our servicing portfolio if mortgage loans serviced by us are repaid at maturity, prepaid prior to maturity, refinanced with a mortgage not serviced by us, liquidated through foreclosure, deed-in-lieu of foreclosure, other liquidation process or other events. The failure of mortgage loans that we hold on our books to perform adequately could have a material adverse effect on our financial condition, liquidity and results of operations.

If we fail to develop, implement and maintain an effective system of internal control over financial reporting, then the accuracy and timing of our financial reporting in future periods may be adversely affected.

Effective internal controls are necessary for us to provide timely and reliable financial reports and effectively prevent fraud. If we fail to maintain adequate internal controls, then our financial statements may not accurately reflect our financial condition. Any material misstatements could require a restatement of our consolidated financial statements or cause investors to lose confidence in our reported financial information.

We may identify material weaknesses in our internal control over financial reporting in the future or fail to maintain an effective system of internal control over financial reporting, which may result in material misstatements of our financial statements.

We have not identified any material weaknesses in our internal control over financial reporting as of December 31, 2024. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements would not be prevented or detected on a timely basis.

Such material weaknesses could result in the misstatement of a substantial part or substantially all of our accounts or disclosures, which would result in a material misstatement of our annual or interim financial statements that would not be prevented or detected.

To prevent such material weaknesses, we actively recruit accounting personnel with appropriate experience, certification, education and training. We are in the process of implementing additional measures and risk assessment procedures designed to improve our disclosure controls and procedures and internal control over financial reporting. We have engaged financial consultants to assist with the implementation of internal controls over financial reporting. To the extent that we are not able to hire and retain such individuals or are unable to successfully design and implement such controls, material weaknesses may not be prevented, identified or remediated and management may be required to record additional adjustments to our financial statements in the future or otherwise not be able to produce timely or accurate financial statements. Remediation efforts are generally time-consuming and require financial and operational resources. If our management concludes that our internal control over financial reporting is not effective, such a determination could adversely affect investor confidence in the Company.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of the Company.

The Company is required to comply with Section 404 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. Ensuring that the Company has adequate internal financial and accounting controls and procedures in place so that it can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We may ultimately write off goodwill and other intangible assets resulting from business combinations.

Goodwill is initially recorded at fair value and is not amortized but is reviewed at least annually or more frequently if events or changes in circumstances indicate that the carrying value may not be fully recoverable. If our estimates of goodwill fair value change, then we may determine that impairment charges are necessary. The determination of whether impairment has occurred takes into consideration a number of factors, including, but not limited to, operating results, business plans, economic projections, anticipated future cash flows and current market data. On an ongoing basis, we evaluate whether facts and circumstances indicate any impairment of value of intangible assets. As circumstances change, we may not realize the value of these intangible assets. If we determine that a material impairment has occurred, then we will be required to write off the impaired portion of intangible assets, which could have a material adverse effect on our results of operations in the period in which the write-off occurs. We continuously monitor developments regarding future operating performance of our business, overall economic conditions, market capitalization and any other triggering events or circumstances that may indicate an impairment in the future.

No assurance can be given that we will not record an impairment loss on goodwill in the future and any such impairment loss could have a material adverse effect on our business, consolidated financial condition and our consolidated results of operations. Furthermore, even though goodwill is a noncash item, significant impairment of goodwill could subject us to regulatory limitations, including the ability to pay dividends on our common stock.

We are dependent on our management team, and the loss of our senior executive officers or other key employees could impair our relationship with customers and adversely affect our business and financial results.

Our success is dependent, to a large degree, upon the continued service and skills of our existing management team and other key employees with long-term customer relationships. Our continued success and growth depend in large part on the efforts of these key personnel and our ability to attract, motivate and retain highly qualified senior and middle management and other skilled employees to complement and succeed to our core senior management team. Our business and growth strategies rely upon our ability to retain employees with experience and business relationships.

Our future success depends in large part on our ability to retain and motivate our existing employees and attract new employees. Competition for the best employees can be intense. The loss of one or more of such key personnel could have an adverse impact on our business because of their skills, knowledge of the market, years of industry experience and the difficulty of finding qualified replacement personnel. If any of these personnel were to leave and compete with the Company, then our business, financial condition, results of operations and growth could suffer.

We are subject to losses due to fraudulent and negligent acts.

Our banking and mortgage origination businesses expose us to fraud risk from our loan and deposit customers and the parties they do business with, as well as from our employees, contractors and vendors. We rely heavily upon information supplied by third parties, including the information contained in credit applications, property appraisals, title information, equipment pricing and valuation and employment and income documentation, in deciding which loans to originate and the terms of those loans. If any of the information upon which we rely is misrepresented, either fraudulently or negligently, and the misrepresentation is not detected before funding, then the value of the collateral may be significantly lower than expected, the source of repayment may not exist or may be significantly impaired, or we may fund a loan that we would not have funded or on terms that we would not have extended. While we have underwriting and operational controls in place to help detect and prevent such fraud, no such controls are effective to detect or prevent all fraud. Whether a misrepresentation is made by the applicant, another third party or one of our own employees, we may bear the risk of loss associated with the misrepresentation. We have experienced losses resulting from fraud in the past, including loan, wire transfer, document and check fraud and identity theft. We maintain fraud insurance, but this insurance may not be sufficient to cover all of our losses from any fraudulent acts.

We are subject to legal claims and litigation, including potential securities law liabilities, any of which could have a material adverse effect on our business.

We face legal risks in each aspect of our business, and the volume of legal claims and amount of damages and penalties claimed in litigation and regulatory proceedings against financial service companies remains high. These risks often are difficult to assess or quantify, and their existence and magnitude often remain unknown for substantial periods of time. Substantial legal liability or significant regulatory action against us could have a material adverse effect on our results of operations or cause significant reputational harm to us, which could seriously harm our business and prospects. Further, regulatory inquiries and subpoenas, other requests for information, or testimony in connection with litigation may require incurrence of significant expenses, including fees for legal representation and fees associated with document production. These costs may be incurred even if we are not a target of the inquiry or a party to the litigation. Any financial liability or reputational damage could have a material adverse effect on our business, which, in turn, could have a material adverse effect on our financial condition and results of operations.

Pursuant to Accounting Standards Codification 450, Contingencies, we accrue an estimated loss contingency liability when it is probable that such a liability has been incurred and the amount of the loss can be reasonably estimated. We evaluate our outstanding legal and regulatory proceedings and other matters each quarter to assess our loss contingency accruals, and make adjustments in such accruals, upward or downward, as appropriate, based on management’s best judgment after consultation with counsel.  For claims and legal actions where it is not reasonably possible that a loss may be incurred, or where we are not currently able to estimate the reasonably possible loss or range of loss, we do not establish an accrual.  There is no assurance that our accruals for loss contingencies will not need to be adjusted significantly in the future or that, in light of the uncertainties involved in such matters, the ultimate resolution of these matters will not exceed the accruals that we have recorded. The defense or ultimate resolution of these matters could involve significant monetary costs and could have a significant impact on us.

We may be subject to employee class action lawsuits or other legal proceedings, which could result in significant expenses and harm our reputation.

We may face lawsuits or other legal actions from current or former employees related to various employment matters, including discrimination, harassment, wrongful termination, wage and hour violations, or other alleged breaches of employment laws or agreements. Such actions, including class action lawsuits, can be costly to defend and may divert management’s attention from business operations. Additionally, the outcome of any such litigation is inherently uncertain, and an unfavorable resolution could result in substantial monetary damages, penalties, or injunctive relief that could materially and adversely affect our financial condition and results of operations. Even if we are successful in defending against such claims, the negative publicity and reputational harm associated with these types of lawsuits could negatively impact our ability to attract and retain talent. Some of these claims and legal actions are not covered by our liability insurance.

We may need to raise additional capital, but additional capital may not be available.

We may need to raise additional capital in the future to support our growth, strategic objectives or to meet regulatory or other internal requirements. Our ability to access the capital markets, if needed, will depend on a number of factors, including our consolidated financial condition, our business prospects and the state of the financial markets. If capital is not available on favorable terms when we need it, then we may have to curtail our growth or certain operations until market conditions become more favorable. Any diminished ability to raise additional capital, if needed, could restrict our ability to grow, require us to take actions that would affect our earnings negatively or otherwise affect our business and our ability to implement our business plan, capital plan and strategic goals adversely. Such events could have a material adverse effect on our business, consolidated financial condition and consolidated results of operations.

We face strong competition from other financial institutions and financial service companies, which may adversely affect our operations and financial condition.

We compete with national, regional and community banks within the various markets where we operate. We also face competition from many other types of financial institutions, including savings and loan associations, savings banks, finance companies and credit unions. A number of these banks and other financial institutions have substantially greater resources and lending limits, larger branch systems and a wider array of banking services than we do. We also compete with other providers of financial services, such as money market mutual funds, brokerage and investment banking firms, consumer finance companies, pension trusts, governmental organizations and, increasingly, fintech companies, each of which may offer more favorable financing than we are able to provide. In addition, some of our non-bank competitors are not subject to the same extensive regulations that govern us. The banking business in California, Washington and Oregon has remained competitive over the past several years, and we expect the level of competition we face to further increase. Competition for deposits and in providing lending products and services to consumers and businesses in our market area continues to be competitive and pricing is important.

Other factors encountered in competing for savings deposits are convenient office locations, interest rates and fee structures of products offered. Direct competition for savings deposits also comes from other commercial bank and thrift institutions, money market mutual funds and corporate and government securities that may offer more attractive rates than insured depository institutions are willing to pay. Competition for loans is based on factors, such as interest rates, loan origination fees and the range of services offered by the provider. Our profitability depends on our ability to compete effectively in these markets. This competition may reduce or limit our margins on banking services, reduce our market share and adversely affect our results of operations and financial condition. Our mortgage origination business faces vigorous competition from banks and other financial institutions, including large financial institutions as well as independent mortgage banking companies, commercial banks, savings banks and savings and loan associations. The ability to attract and retain skilled mortgage origination professionals is critical to our mortgage origination business.

Overall, competition among providers of financial products and services continues to increase as technological advances, including the rise of artificial intelligence and automation, have lowered the barriers to entry for financial technology companies, with consumers having the opportunity to select from a growing variety of traditional and nontraditional alternatives, including online checking, savings and brokerage accounts, online lending, online insurance underwriters, crowdfunding, digital wallets and money transfer services. The ability of non-banking financial institutions to provide services previously limited to commercial banks has intensified competition. Because non-banking financial institutions are not subject to many of the same regulatory restrictions as banks and bank holding companies, they can often operate with greater flexibility and lower cost structures. This competition could result in the loss of customer deposits and lower mortgage originations, which could have a material adverse effect on our financial condition and results of operations.

Regulatory restrictions may delay, impede or prohibit our ability to consider certain acquisitions and opportunities.

Acquisitions by financial institutions are subject to approval by a variety of federal and state regulatory agencies. The process for obtaining these required regulatory approvals has become substantially more difficult in recent years. Regulatory approvals could be delayed, impeded, restrictively conditioned or denied due to existing or new regulatory issues we have, or may have, with regulatory agencies, including, without limitation, issues related to the Bank Holding Company Act, the Change in Bank Control Act, the Bank Merger Act, Bank Secrecy Act compliance, Community Reinvestment Act issues, fair lending laws, fair housing laws, consumer protection laws, unfair, deceptive, or abusive acts or practices regulations and other similar laws and regulations. We may fail to pursue, evaluate or complete strategic and competitively significant acquisition opportunities as a result of our inability, or perceived or anticipated inability, to obtain regulatory approvals in a timely manner, under reasonable conditions or at all. Difficulties associated with potential acquisitions that may result from these factors could have a material adverse effect on our business, financial condition and results of operations.

We are subject to extensive supervision and regulation that could restrict our activities and impose financial requirements or limitations on the conduct of our business and limit our ability to generate income.

Banks are highly regulated under federal and state law. As such, we are subject to extensive regulation, supervision and legal requirements from government agencies, such as the Federal Reserve, the FDIC and the CDFPI, which govern almost all aspects of our operations. Compliance with laws and regulations can be difficult and costly, and changes to laws and regulations often impose additional operating costs. Our failure to comply with these laws and regulations could subject us to restrictions on our business activities, enforcement actions and fines and other penalties, any of which could adversely affect our results of operations, regulatory capital levels and the price of our common stock.

Banking regulations are primarily intended to protect depositors’ funds, federal deposit insurance funds and the banking system as a whole, not stockholders or other debt holders. These regulations affect our lending practices, capital structure, capital requirements, investment practices, brokerage and investment advisory activities, dividends and growth, among other things. Failure to comply with laws, regulations or policies could result in enforcement actions, money damages, civil money penalties or reputational damage, as well as sanctions and supervisory actions by regulatory agencies that could subject us to significant restrictions on or suspensions of our business and our ability to expand through acquisitions or branching. While we have implemented policies and procedures designed to prevent any such violations of rules and regulations, such violations may occur from time to time, which could have a material adverse effect on our financial condition and results of operations.

Compliance with new laws and regulations has resulted and likely will continue to result in additional costs, which could be significant and may adversely impact our results of operations, financial condition and liquidity. The U.S. Congress, state legislatures and federal and state regulatory agencies frequently revise banking and securities laws, regulations and policies.

Mechanics Bank received a “satisfactory” CRA rating in connection with its most recent CRA performance evaluation. A CRA rating of less than “satisfactory” adversely affects a bank’s ability to establish new branches and impairs a bank’s ability to commence new activities that are “financial in nature” or acquire companies engaged in these activities. Other regulatory exam ratings or findings also may adversely impact our ability to branch, commence new activities or make acquisitions.

We cannot predict whether or in what form any other proposed regulations or statutes will be adopted or the extent to which our business may be affected by any new regulation or statute. These changes become less predictable, yet more likely to occur, following the transition of power from one presidential administration to another, especially as occurred in 2025, when it involves a change in the governing political party. Any such changes could subject our business to additional costs, limit the types of financial services and products that we may offer and increase the ability of non-banks to offer competing financial services and products, among other things.

Our failure to comply with stringent capital requirements could result in regulatory criticism, requirements and restrictions, and we may be subject to more stringent capital requirements in the future.

We are subject to capital adequacy guidelines and other regulatory requirements specifying minimum amounts and types of capital which we must maintain. From time to time, the regulators change these regulatory capital adequacy guidelines. Our failure to meet applicable regulatory capital requirements could result in one or more of our regulators placing limitations or conditions on our activities. If we fail to meet the minimum capital guidelines and other regulatory requirements as applicable to us, then we may be restricted in the types of activities that we may conduct, and we may be prohibited from taking certain capital actions. Failure to meet minimum capital requirements could result in certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a material adverse effect on our financial condition and results of operations. The application of more stringent capital requirements could, among other things, adversely affect our results of operations and growth, require the raising of additional capital, restrict our ability to pay dividends or repurchase shares and result in regulatory actions if we were to be unable to comply with such requirements.

Federal and state regulators periodically examine our business, and we may be required to remediate adverse examination findings.

The Federal Reserve, FDIC and the CDFPI periodically examine our business, including our compliance with laws and regulations. If, as a result of an examination, a regulatory agency were to determine that our financial condition, capital resources, asset quality, earnings prospects, management, liquidity or other aspects of any of our operations had become unsatisfactory, or that we were in violation of any law or regulation, they may take a number of different remedial actions as they deem appropriate. These actions include the power to enjoin “unsafe or unsound” practices, to require affirmative action to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in Mechanics Bank’s capital, to restrict Mechanics Bank’s growth, to assess civil money penalties, to fine or remove officers and directors and, if it is concluded that such conditions cannot be corrected or there is an imminent risk of loss to depositors, to terminate Mechanics Bank’s deposit insurance and place Mechanics Bank into receivership or conservatorship. Any regulatory action against Mechanics Bank could have a material adverse effect on our business, financial condition and results of operations.

We face risk of noncompliance and enforcement action with the Bank Secrecy Act and other anti-money laundering statutes and regulations.

The Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and other laws and regulations require financial institutions to institute and maintain an effective anti-money laundering program and file suspicious activity and currency transaction reports. There is also increased scrutiny of compliance with the sanctions programs and rules administered and enforced by the Treasury Department’s Office of Foreign Assets Control.

To comply with laws and guidelines in this area, we have dedicated significant resources to our anti-money laundering program. If our policies, procedures and systems are deemed deficient, we could be required to dedicate additional resources to our anti-money laundering program and could be subject to liabilities, including fines, and regulatory enforcement actions restricting our growth and restrictions on future acquisitions and de novo branching.

Our employees’ hybrid-remote work schedules may create failure or circumvention of our controls and procedures, including safeguarding our confidential information.

A number of our employees work from home in a hybrid-remote work schedule. We face risks associated with having a portion of our employees working from home as we may have less oversight over certain internal controls and the confidentiality requirements of our compliance and contractual obligations are more challenging to meet as confidential information is being accessed from a wider range of locations and there is more opportunity for inadvertent disclosure or malicious interception. Many of our vendors also allow their workforce to work from home, which creates similar issues if our confidential information is being accessed by employees of those vendors in connection with their performance of services for us. The change in work environment, team dynamics and job responsibilities for us and our vendors could increase our risk of failure in these areas, which could have a negative impact on our financial condition and results of operations and heightened, compliance, operational and reputational risks.

Mechanics primarily relies on dividends from Mechanics Bank, which may be limited by applicable laws and regulations.

Mechanics is a separate legal entity from Mechanics Bank, which is the primary source of funds available to Mechanics to service its debt, fund its operations, pay dividends to shareholders, repurchase shares and otherwise satisfy its obligations. The availability of dividends from Mechanics Bank is limited by various statutes and regulations, capital rules regarding requirements to maintain a “well capitalized” position at Mechanics Bank, as well as by our policy of retaining a significant portion of our earnings to support Mechanics Bank’s operations. Under California law, Mechanics Bank, or any majority owned subsidiary of Mechanics Bank, generally may not declare a cash dividend on its capital stock in an amount that exceeds the lesser of the retained earnings of Mechanics Bank or the net income of Mechanics Bank in the last three fiscal years, less the amount of any distributions made by Mechanics Bank or any majority owned subsidiary of Mechanics Bank to shareholders of Mechanics Bank. In addition, federal bank regulatory agencies have the authority to prohibit Mechanics Bank from engaging in unsafe or unsound practices in conducting its business. The payment of dividends or other transfers of funds to Mechanics, depending on the financial condition of Mechanics Bank, could be deemed an unsafe or unsound practice.

If Mechanics Bank cannot pay dividends to Mechanics, Mechanics may be limited in its ability to service its debt, fund its operations, repurchase shares and pay dividends to its shareholders.

Market conditions or Company-specific issues may restrict our ability to raise debt or capital to pay off our debts upon maturity.

We may have to raise debt or capital to pay off our debts upon maturity. We may not be able to raise debt or capital at the time when we need it, or on terms that are acceptable to us, especially if capital markets are especially constrained, if our financial performance weakens, or if we need to do so at a time when many other financial institutions are competing for debt and capital from investors in response to changing economic conditions. An inability to raise additional debt or capital on acceptable terms when needed could have a material adverse effect on our business, results of operations and capital position. In addition, any capital raising alternatives could dilute the value of our outstanding common stock held by our existing shareholders and may adversely affect the market price of our common stock.

Our level of indebtedness following the completion of the Merger could adversely affect our ability to raise additional capital or to meet our obligations.

Upon the closing of the Merger, Mechanics assumed or continued to be responsible for the outstanding indebtedness of both the Company and legacy Mechanics Bank. Our debt, together with any future incurrence of additional indebtedness, could have important consequences to our creditors and shareholders. For example, it could:

•	limit our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

•	restrict us from making strategic acquisitions or cause us to make non-strategic divestitures;

•	restrict us from paying dividends to our shareholders;

•	increase our vulnerability to general economic and industry conditions; and

•
require a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, thereby reducing our ability to use cash flows to fund our operations, capital expenditures and future business opportunities.

Risks Related to Our Technology Infrastructure

Our operational systems and networks have been, and will continue to be, subject to an increasing risk of continually evolving cybersecurity or other technological risks, which could result in a loss of customer business, financial liability, regulatory penalties, damage to our reputation or the disclosure of confidential information.

We rely heavily on communications and information systems to conduct our business and maintain the security of confidential information and complex transactions, which subjects us to an increasing risk of cyber incidents, threats of cyberattacks from these activities, due to a combination of new technologies and the increasing use of the Internet to conduct financial transactions, and the potential failure, interruption or breach in the security of these systems, including those that could result from attacks or planned changes, upgrades and maintenance of these systems. Such cyber incidents could result in, and have in the past resulted in, failures or disruptions in our customer relationship management, securities trading, general ledger, deposits, computer systems, electronic underwriting servicing or loan origination systems, or the unauthorized disclosure of confidential and non-public information maintained within our systems. We also utilize relationships with third parties to aid in a significant portion of our information systems, communications, data management and transaction processing. These third parties with which we do business may also be sources of cybersecurity or other technological risks, including operational errors, system interruptions or breaches, unauthorized disclosure of confidential information and misuse of intellectual property, and have experienced cyberattacks. Evolving technologies and the increased use of artificial intelligence and automation by third parties further increase the risk of cyberattacks and threats of cyberattacks against us or those third parties that we depend upon. If our third-party service providers encounter any of these issues, then we could be exposed to disruption of service, reputation damages, and litigation risk, any of which could have a material adverse effect on our business.

In 2023, a third-party vendor of ours confirmed that data specific to our customers was likely obtained in a security incident targeting the vendor’s instance of a secure file transfer program. As a result of this, an unauthorized party likely obtained information in the vendor’s possession about our employees and customers. Affected individuals were notified by the applicable vendors. Given the widespread use of such secure file transfer program, additional vendors of ours may have been impacted. We have incurred, and may continue to incur, expenses related to this incident, and we remain subject to risks and uncertainties as a result of the incident, including litigation and additional regulatory scrutiny.

The continued occurrence of cybersecurity incidents and threats thereof across a range of industries has resulted in increased legislative and regulatory scrutiny over cybersecurity and calls for additional data privacy laws and regulations at both the state and federal levels. For example, in 2018, the State of California adopted the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act in 2023, which imposes requirements on companies operating in California and provides consumers with a private right of action if covered companies suffer a data breach related to their failure to implement reasonable security measures. There have been ongoing discussions and proposals in the U.S. Congress with respect to new federal data privacy and security laws to which we would become subject if enacted. These upcoming and evolving laws and regulations could result in increased operating expenses or increase our exposure to the risk of litigation or regulatory inquiries or proceedings.

Although we devote significant resources to maintain and regularly upgrade our systems and networks to safeguard critical business applications, there is no guarantee that these measures or any other measures can provide absolute security. Our computer systems, software and networks may be adversely affected by cyber incidents such as: unauthorized access; loss or destruction of data (including confidential client information); account takeovers; unavailability of service; computer viruses or other malicious code; cyberattacks; and other events. In addition, our protective measures may not promptly detect intrusions, and we may experience losses or incur costs or other damage related to intrusions that go undetected or go undetected for significant periods of time, at levels that adversely affect our financial results or reputation. Further, because the methods used to cause cyberattacks change frequently, or in some cases cannot be recognized until launched, we may be unable to implement preventative measures or proactively address these methods until they are discovered. Cyber threats have derived or may derive from human error, fraud or malice on the part of employees or third parties, or may result from accidental technological failure. Additional challenges are posed by external extremist parties, including foreign state actors, in some circumstances, as a means to promote political ends. If one or more of these events occurs, then it could result in the disclosure of confidential client or customer information, damage to our reputation with our clients, customers and the market, customer dissatisfaction, additional costs, such as repairing systems or adding new personnel or protection technologies, regulatory penalties, fines, remediation costs, exposure to litigation and other financial losses to both us and our clients and customers. Such events could also cause interruptions or malfunctions in our operations. We maintain cyber risk insurance, but this insurance may not be sufficient to cover all of our losses from any future breaches of our systems.

We continue to evaluate our cybersecurity program and will consider incorporating new practices as necessary to meet the expectations of regulatory agencies in light of such cybersecurity guidance and regulatory actions and settlements for cybersecurity-related failures and violations by other industry participants. Such procedures include management-level engagement and corporate governance, risk management and assessment, technical controls, incident response planning, vulnerability testing, vendor management, intrusion detection monitoring, patch management and staff training. Even if we implement these procedures, however, we cannot assure you that it will be fully protected from a cybersecurity incident, the occurrence of which could adversely affect our reputation and financial condition.

The financial services industry is characterized by rapid technological change, and if we fail to keep pace, our business may suffer.

The financial services industry is continually undergoing rapid technological change with frequent introductions of new technology-driven products and services, including increased usage of artificial intelligence and automation. Many of our competitors have substantially greater resources to invest in technological improvements. We may not be able to effectively or timely implement new technology-driven products and services or be successful in marketing these products and services to our customers and clients. Failure to successfully keep pace with technological change affecting the financial services industry and avoid interruptions, errors and delays could have a material adverse impact on our business, financial condition, results of operations or cash flows.

We are heavily reliant on technology, and a failure to effectively implement new technological solutions or enhancements to existing systems or platforms could adversely affect our business operations and the financial results of our operations.

We significantly depend on technology to deliver our products and services and to otherwise conduct business. To remain technologically competitive and operationally efficient, we have either begun significant investment in or have plans to invest in new technological solutions, substantial core system upgrades and other technology enhancements. Many of these solutions and enhancements have a significant duration, include phased implementation schedules, are tied to critical systems, and require substantial internal and external resources for design and implementation. Such external resources may be relied upon to provide expertise and support to help implement, maintain and/or service certain of our core technology solutions.

Although we have taken steps to mitigate the risks and uncertainties associated with these solutions and initiatives, we may encounter significant adverse developments in the completion and implementation of these initiatives. These may include significant time delays, cost overruns, loss of key personnel, technological problems, processing failures, distraction of management and other adverse developments. Further, our ability to maintain an adequate control environment may be impacted.

The ultimate effect of any adverse development could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and possible financial liability, any of which could materially affect us, including our control environment, operating efficiency, and results of operations.

We depend on our computer and communications systems and an interruption in service would negatively affect our business.

Our businesses rely on electronic data processing and communications systems. The effective use of technology allows us to better serve customers and clients, increases efficiency and reduces costs. The continued success of the Company will depend, in part, upon our ability to successfully maintain, secure and upgrade the capability of our systems, our ability to address the needs of our clients by using technology to provide products and services that satisfy their demands and our ability to retain skilled information technology employees. Significant malfunctions or failures of our computer systems, computer security, software or any other systems (e.g., record retention and data processing functions performed by third parties, and third-party software, such as Internet browsers), could cause delays in customer activity. Such delays could cause substantial losses for customers and could subject us to claims from customers for losses, including litigation claiming fraud or negligence. In addition, if our computer and communications systems fail to operate properly, regulations would restrict our ability to conduct business. Any such failure could prevent us from collecting funds relating to customer and client transactions, which would materially impact our cash flows. Any computer or communications system failure or decrease in computer system performance that causes interruptions in our operations could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Risks Related to Our Common Stock

Ford Financial Funds and their controlled affiliates control approximately 77.7% of the voting power of Mechanics, and Ford Financial Funds and their affiliates have the ability to elect Mechanics’ directors and have control over most other matters submitted to Mechanics shareholders for approval.

Ford Financial Funds and their controlled affiliates control approximately 77.7% of the voting power of Mechanics. Through their indirect ownership of a majority of Mechanics’ voting power and the provisions set forth in the amended and restated articles of incorporation and the amended and restated bylaws of Mechanics, Ford Financial Funds and their affiliates will have the ability to elect Mechanics’ directors. Further, Ford Financial Funds and their affiliates will also have control over most other matters submitted to shareholders for approval, including changes in capital structure, transactions requiring stockholder approval under Washington law and corporate governance. Ford Financial Funds and their affiliates may have different interests than other holders of Mechanics common stock and may make decisions adverse to such holders’ interests.

Among other things, Ford Financial Funds and their affiliates’ control could delay, defer, or prevent a sale of Mechanics that Mechanics’ other shareholders support, or, conversely, this control could result in the consummation of such a transaction that other shareholders do not support. This concentrated control could discourage a potential investor from seeking to acquire Mechanics common stock and, as a result, might harm the market price of Mechanics common stock. The holders of Mechanics common stock also do not have the same protections afforded to stockholders of companies that are subject to all of the requirements of the Nasdaq Corporate Governance Rules.

Mechanics is a “controlled company” within the meaning of the rules of NASDAQ and, as a result, qualifies for, and relies on, exemptions from certain corporate governance standards.

Ford Financial Funds and their affiliates control approximately 77.7% of the voting power of Mechanics. Mechanics is therefore a “controlled company” for purposes of the NASDAQ Listing Rules and qualifies for, and relies on, exemptions from certain governance standards that would otherwise be applicable to the Company.

Under NASDAQ Listing Rules, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and is exempt from certain corporate governance requirements that would otherwise require Mechanics to have: (i) a nominating committee comprised solely of independent directors or select or recommend director nominees by a majority of the independent directors and (ii) a compensation committee comprised solely of independent directors. Mechanics does, however, have an audit committee that is composed entirely of independent directors.

Future sales of shares by existing shareholders could cause Mechanics’ stock price to decline.

If existing Mechanics shareholders sell, or indicate an intention to sell, substantial amounts of Mechanics’ stock in the public market, then the trading price of Mechanics’ stock could decline. Prior to the Merger, legacy Mechanics Bank was a private company, and, as a result of the Merger, many former Mechanics Bank shareholders now have the ability to freely trade their shares of Mechanics common stock in the public markets. Based on shares outstanding as of September 2, 2025 (without accounting for any equity awards of Mechanics), Mechanics has outstanding a total of approximately 220 million shares of Class A common stock outstanding. Of these shares, only approximately 59.2 million shares of Mechanics common stock are currently freely tradable, without restriction, in the public market (assuming each share of Class B common stock of Mechanics has converted into ten shares of Class A common stock of Mechanics).

Upon the registration of the shares held by the Ford Financial Funds and their affiliates, approximately 171.8 million additional shares of Mechanics’ common stock will become eligible for sale in the public market pursuant to such registration. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of Mechanics’ common stock could decline.

We rely on certain entities affiliated with the Ford Financial Funds for services, and certain of Mechanics’ directors and officers are employed by entities affiliated with the Ford Financial Funds.

Mechanics Bank is a party to a Bank Services Agreement (the “Mechanics Bank Services Agreement”) with GJF Financial Management II, LLC (“GJF Management”), an affiliate of Gerald J. Ford, a former director and now director emeritus of Mechanics Bank. GJF Management serves as the management company to the Ford Financial Funds, which collectively beneficially own, directly or indirectly, approximately 77.7% of Mechanics voting common stock. Pursuant to the Mechanics Bank Services Agreement, GJF Management and individuals from GJF Management provide certain services to Mechanics Bank, including, among other things, accounting, tax, investment management, legal, regulatory, strategic planning, capital management, budgeting and other oversight. The services and value of services, inclusive of administrative costs, are evaluated annually to ensure compliance with applicable regulations. These services are provided to Mechanics Bank at a cost up to $10.0 million annually (pro rata for any partial years). Either party may terminate this agreement upon thirty days’ prior notice to the other. There may be disruption to our business and operations if such services were to be terminated or if our relationship with GJF Management or the Ford Financial Funds were to change.

Further, Mr. Webb, Executive Chairman of Mechanics, is employed by GJF Management, and Mr. Russell, a director of Mechanics and former interim Chief Executive Officer of Mechanics Bank, is employed by an affiliate of Mr. Ford. Additionally, Mr. Johnson, Mechanics’ current President and Chief Executive Officer, is employed by GJF Management. There may be disruption to our business and operations if such personnel were no longer involved with us.

Mechanics is a “smaller reporting company,” and Mechanics is expected to retain the smaller reporting company status until the fiscal year after the closing of the Merger. Smaller reporting companies have reduced disclosure requirements that may make their common stock less attractive to investors.

Under Rule 12b-2 of the Exchange Act, a “smaller reporting company” is a company that is not an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company, and had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter or, if such public float is less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year. Smaller reporting companies are permitted to provide simplified executive compensation disclosure in their filings; and they have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two (2) years of audited financial statements in annual reports. Prior to the Merger, Mechanics qualified as a smaller reporting company. For as long as Mechanics continues to be a smaller reporting company, it expects that it will take advantage of the reduced disclosure obligations available to it as a result of those respective classifications. Although Mechanics is expected to exceed the thresholds for smaller reporting companies in the next fiscal year, Mechanics is not expected to lose its smaller reporting company status until the first redetermination for smaller reporting company status occurs, which is expected to be on the last business day of Mechanics’ second fiscal quarter 2026. Decreased disclosure in SEC filings as a result of Mechanics having availed itself of scaled disclosure may make it harder for investors to analyze its results of operations and financial prospects.

Certain of our shareholders have registration rights, the exercise of which could adversely affect the trading price of Mechanics common stock.

Concurrently with the effective time, the registration rights agreement among the Company, legacy Mechanics Bank and certain key shareholders of Mechanics became effective, pursuant to which Mechanics granted such key shareholders demand registration rights, shelf takedown rights and piggyback registration rights with respect to shares of Mechanics common stock such key shareholders now own as a result of the Merger, in each case, subject to certain minimum and maximum thresholds and other customary limitations. The existence and potential or actual exercise of such rights, and the perception that a large number of shares will be publicly sold in the market, could adversely impact the trading price of our common stock, have the effect of increasing the volatility in the trading price of our common stock and impact our ability to engage in capital market transactions or the price at which we are able to offer or sell our common stock.